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                                                        Exhibit 10.25.6



                  GUARANTY OF OPERATOR'S OBLIGATIONS
                          BY NRG ENERGY, INC.


     In consideration of, and as an inducement for NRG Generating (Newark) Cogeneration, Inc., a Delaware corporation ("NRGG Newark") and NRG Generating (Parlin) Cogeneration, Inc., a Delaware corporation ("NRGG Parlin"; NRGG Newark and NRGG Parlin, collectively, the "Owners") to enter in certain agreements with Power Operations Inc., a Delaware corporation ("Operator"), NRG Energy, Inc., a Delaware corporation and owner of all of the issued and outstanding stock of Operator ("Guarantor") hereby, irrevocably guarantees to Owners the prompt performance and payment when due, whether by acceleration or otherwise, of all obligations, indebtedness, liabilities or undertakings according to the terms of (i) the Operating Agreement dated November 8, 1996 (the "Newark O&M Contract") between NRGG Newark and Operator and (ii) the Operating Agreement dated December 31, 1996 between NRGG Parlin and Operator (the "Parlin O&M Contract, the Parlin O&M Contract and Newark O&M Contract, collectively the "O&M Contracts").

     If Operator fails to perform any of its obligations under either of the O&M Contracts, or execute any of its liabilities arising therefrom, as such obligations and liabilities are limited by the terms thereof, Guarantor will (a) pay upon demand (i) any sum due and to become due, (ii) any damages, costs and expenses entitled to be recovered from Operator by reason of such default, and (iii) reasonable attorneys' fees and all costs and other expenses incurred as a result of any such default or in enforcing this Guaranty and (b) upon written request from such Owner, and after having given Guarantor seven (7) days notice in writing of such Owner's intention under such O&M Contract, to make a claim under the Guaranty, (i) forthwith perform such obligations or liabilities on the same terms and conditions as stated in such O&M Contract mobilizing and using, for that purpose, sufficient personnel and resources, or (ii) cause a third party acceptable to such Owner to perform such obligations or liabilities, the due and faithful performance of which Guarantor will Guaranty as if such third party were Operator. This Guaranty is a Guaranty of payment and not of collection and no action need be brought against Operator as a precondition to the enforcement of this Guaranty.

     Subject to the terms and provisions hereto set forth, the Guaranty is continuing, absolute and unconditional irrespective of (a) any lack of validity or enforceability of the O&M Contracts, (b) any amendment to, waiver of or consent to, departure from, or failure to exercise any right or remedy under the O&M Contracts, or either of them, (c) any acceptance of partial payment or performance of any of the guaranteed obligations, (d) any release, application or amendment of or consent to departure from any security or guaranty therefor, (e) any assignment of this Guaranty, (f) the insolvency, bankruptcy, dissolution or liquidation of Operator or any change in ownership of Operator, or (g) any other circumstances of a similar or different nature which might otherwise constitute a defense available to Operator or the undersigned. Notice of acceptance of the Guaranty is hereby waived, and this Guaranty shall remain in full force and effect up to and including the expiration of both the O&M Contracts including all extensions of time.

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     The Guarantor waives promptness, diligence, any and all demands for payment, any notice of credits extended and shipments or merchandise made hereunder, and all other notices whatsoever. The Guarantor consents to any extensions of time for the payment of said account, to any changes in the terms of any settlement or adjustment thereof and to any changes in the terms of the O&M Contracts. No delays on the part of Owners in the exercise by Owners of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No actions of Operator shall in any way impair or affect this Guaranty.

     The Guarantor has also agreed pursuant to (i) that certain Stock Purchase Agreement (the "POI Stock Purchase Agreement") dated as of February 6, 1997, effective as of January 1, 1997, by and between Guarantor and NRG Generating (U.S.) Inc. ("NRGG"), and (ii) that certain Indemnification Agreement (the "Indemnification Agreement") dated as of even date hereof, among NRGG Newark, NRGG Parlin, Guarantor, NRG Generating (U.S.) Inc. ("NRGG") and Credit Suisse First Boston (formerly Credit Suisse) (The "Agent") to unconditionally and irrevocably and indemnify Owner for costs and expenses incurred in connection with the termination of (a) that certain Operations and Maintenance Agreement, dated as of May 1, 1996 (the "SSOI Newark Agreement") between Stewart & Stevenson Operations, Inc. ("SSOI") and NRGG Newark and (b) that certain Operations and Maintenance Agreement, dated as May 1, 1996 (the "SSOI Parlin Agreement") between SSOI and NRGG Parlin. Such indemnification is pursuant to Section 5.32 of the Credit Agreement by and among NRGG Newark, NRGG Parlin, Credit Suisse First Boston, Greenwich Funding Corporation and any purchasing Lender as Lender and Credit Suisse as Agent dated May 17, 1996.

     This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall be for the benefit of the person named above, its successors and assigns. Should any one or more of the provisions of the Guaranty by determined by a court of competent jurisdiction to be illegal or unenforceable, all other provisions shall remain effective. This Guaranty shall be effective as of January 1, 1997.

     This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York and all parties agree to subject any disputes that may arise under or in connection with this Guaranty to the jurisdiction of the courts of the State of New York.

     IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed by its authorized officer as of the date set forth below.


                              NRG ENERGY, INC.


                              By:  /s/ Ronald J. Will
                                   Name:   Ronald J. Will
                                   Title:  Vice President

                              Dated as of: March 21, 1997